UNITED STATES OF AMERICA

                                     before the

                            SECURITIES AND EXCHANGE COMMISSION


In the Matter of

Northeast Utilities		                              Quarterly
			                                       Certificate as
	 	      	                                     to Partial
			                                     Consummation of
					                       Transaction $25 Million
			 		                       NU Parent Credit Agreement


Berlin, Connecticut

File No. 70-8875

(Public Utility Holding Company Act of 1935)


	Pursuant to the Public Utility Holding Company Act of 1935 and Rule 24(a) thereunder, Northeast Utilities hereby certifies that it maintains a $25 million NU Parent Credit Agreement dated February 10, 1998 with Toronto-Dominion (Texas), Inc. as Administrative Agent, in accordance with the terms and conditions of, and for the purposes represented by, the Application/ Declaration, as amended, filed by the Company in this proceeding, and the Securities and Exchange Commission Order dated as of January 16, 1998 with respect thereto.

	 During the period July 1, 1999 through September 30, 1999, Northeast Utilities had $10,000,000 outstanding for the quarter ending September 30, 1999.

Dated: September 30, 1999

		Northeast Utilities



		/s/Randy A. Shoop
		Assistant Treasurer - Finance